Exhibit 10.155

FLOW SALE AGREEMENT

This Flow Sale Agreement (the “Agreement”) is dated as of June 16, 2015 and entered into by and between PennyMac Corp. (“Transferor”) and PennyMac Loan Services, LLC (“Transferee”).

Recitals

WHEREAS, Transferor’s parent company, PennyMac Operating Partnership, L.P. (“POP”), and Transferee are parties to that certain Second Amended and Restated Flow Servicing Agreement, dated as of February 1, 2013 (as the same may be amended from time to time, the “Servicing Agreement”), pursuant to which Transferee provides to POP and its wholly-owned subsidiaries, including Transferor, loan servicing in connection with residential mortgage loans and real estate owned by POP and/or such subsidiaries;

WHEREAS, from time to time, certain residential mortgage loans owned by Transferor and underwritten in accordance with the guidelines of Ginnie Mae (“Ginnie Mae Mortgage Loans”), may be eligible for re-delivery into Ginnie Mae securities as described in the Ginnie Mae Mortgage-Backed Securities Guide, as such Guide may be amended from time to time hereafter;

WHEREAS, Transferor is not approved by Ginnie Mae as either an issuer of Ginnie Mae securities or a servicer of Ginnie Mae Mortgage Loans and, as such, must sell or otherwise transfer any Ginnie Mae Mortgage Loans to a third party prior to their re-delivery into Ginnie Mae securities; and

WHEREAS, from time to time in connection with Transferor’s liquidation of one or more Ginnie Mae Mortgage Loans as contemplated by the Servicing Agreement, Transferee has agreed to purchase from Transferor such Ginnie Mae Mortgage Loans in order to facilitate their re-delivery to Ginnie Mae on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Transfer Dates; Conveyance. On each transfer date, as reflected in a purchase advice in such form as mutually agreed upon by the parties (each, a “Purchase Advice”), Transferor hereby conveys to Transferee all right, title and interest, including, without limitation, all collateral and credit files and documents, all accounts and funds, and the related mortgage servicing rights, in and to the Ginnie Mae Mortgage Loan(s) identified in such Purchase Advice.

2. Purchase Price. In consideration for each Ginnie Mae Mortgage Loan identified in a Purchase Advice and acquired by Transferee under this Agreement, Transferee shall pay to Transferor an amount equal to the sum of (a) the price of the reference Ginnie Mae “TBA” security into which such Ginnie Mae Mortgage Loan is deliverable, calculated by multiplying the unpaid principal balance of such Ginnie Mae Mortgage Loan by the relevant purchase price percentage of par, (b) accrued and unpaid interest on the Ginnie Mae Mortgage Loan, and (c) the fair market value of the mortgage servicing rights relating to such Ginnie Mae Mortgage Loan, as determined by Transferee in good faith consistent with its pricing methodology for the reference Ginnie Mae security, in each case under clauses (a), (b) and (c) above as of the date of transfer (the “Purchase Price”).

3. Repurchase and Indemnity. With respect to each Ginnie Mae Mortgage Loan purchased from Transferor by Transferee pursuant to this Agreement, Transferor and Transferee each understand, acknowledge and agree that to the extent any Ginnie Mae Mortgage Loan is not insured or guaranteed, is otherwise ineligible for delivery into any Ginnie Mae security or is at any time required to be repurchased by Transferee for any reason, Transferor shall repurchase such Ginnie Mae Mortgage Loan from the Transferee at the Purchase Price and indemnify and hold harmless the Transferee from any losses it incurs in connection therewith.

4. Further Assurances. Transferor and Transferee each agrees to execute and deliver such documents and instruments and take such reasonable actions as the other party may, from time to time, reasonably request to effectuate the purpose and carry out the terms of this Agreement.

5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(Signature Page Follows)

IN WITNESS WHEREOF, Transferor and Transferee have executed this Flow Sale Agreement as of the date first set forth above.

TRANSFEROR:	PENNYMAC CORP.

	By:	/s/ Anne McCallion
	Name:	Anne McCallion
	Title:	Chief Financial Officer

TRANSFEREE:	PENNYMAC LOAN SERVICES, LLC

	By:	/s/ Andrew Chang
	Name:	Andrew Chang
	Title:	Chief Business Development Officer